UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Fort Dearborn Income Securities, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fort Dearborn Income Securities, Inc.

Notice of annual meeting of shareholders

December 6, 2013

To the shareholders:

The annual meeting of shareholders of Fort Dearborn Income Securities, Inc. (the "Fund") will be held on Friday, December 6, 2013 at 1:00 p.m., Central Time, at One North Wacker Drive, 38th Floor, Chicago, Illinois 60606 for the following purposes:

(1)  To elect six (6) Directors to serve until the annual meeting of shareholders in 2014, until their successors are elected and qualified or until they resign or are otherwise removed;

(2)  To amend the Fund's fundamental investment policy related to investment grade debt;

(3)  To amend the Fund's fundamental investment restrictions related to (a) borrowing and (b) senior securities;

(4)  To amend the Fund's fundamental investment restriction related to commodities;

(5)  To eliminate the Fund's fundamental investment restrictions related to: (a) the mortgaging, hypothecating, or pledging of assets; (b) securities on margin; (c) short sales and short positions; and (d) options; and

(6)  To transact such other business as may properly come before the meeting or any adjournment thereof.

You are entitled to vote at the meeting and any adjournments thereof if you owned Fund shares at the close of business on October 11, 2013. If you attend the meeting, you may vote your shares in person. To obtain directions to attend the meeting and vote in person, call the Fund's proxy solicitor, Georgeson Inc., toll-free at 1-866-316-3922. If you do not expect to attend the meeting, please complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

By order of the Board of Directors,

Mark F. Kemper
Vice President and Secretary

October 25, 2013
One North Wacker Drive
Chicago, Illinois 60606

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on December 6, 2013. The proxy statement is available at www.ubs.com/us/en/ asset_management/individual_investors/closed_end_funds.html.

Your vote is important no matter how many shares you own.

Please indicate your voting instructions on the enclosed proxy card, date and sign it, and return it in the postage paid envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the Proposals listed in the attached proxy statement, and in the proxies' discretion, either "FOR" or "AGAINST" any other business that may properly arise at the annual meeting, including adjournment. In order to avoid the additional expense to the Fund of further solicitation, we ask for your cooperation in mailing your proxy card promptly.

Instructions for signing proxy cards

Following are general guidelines for signing proxy cards. By signing your proxy card properly, you can save the Fund time and money.

1.  Individual accounts: Sign your name exactly as it appears in the registration on the proxy card.

2.  Joint accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

3.  All other accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Accounts
(1) ABC Corp.	ABC Corp. John Doe, Treasurer
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Corp. Profit Sharing Plan	John Doe, Trustee
Partnership Accounts
(1) The XYZ Partnership	Jane B. Smith, Partner
(2) Smith and Jones, Limited Partnership	Jane B. Smith, General Partner
Trust Accounts
(1) ABC Trust Account	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/18/78	Jane B. Doe
Custodial or Estate Accounts
(1) John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA/UTMA	John B. Smith
(2) Estate of John B. Smith	John B. Smith, Jr., Executor

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Fort Dearborn Income Securities, Inc.

One North Wacker Drive
Chicago, Illinois 60606

Proxy statement

Annual meeting of shareholders to be held on December 6, 2013

This proxy statement is furnished to the shareholders of Fort Dearborn Income Securities, Inc. (the "Fund") in connection with the Board of Directors' solicitation of proxies to be used at the annual meeting of shareholders of the Fund to be held on December 6, 2013, at 1:00 p.m., Central Time, at the principal executive offices of the Fund at One North Wacker Drive, 38th Floor, Chicago, Illinois 60606, or any adjournment or adjournments thereof. This proxy statement and the related proxy card will first be mailed to shareholders on or about October 25, 2013.

UBS Global Asset Management (Americas), Inc. ("UBS Global AM" or the "Advisor") serves as the Fund's investment advisor. UBS Global AM is an indirect wholly owned asset management subsidiary of UBS AG. UBS AG is an internationally diversified organization with headquarters in Zurich and Basel, Switzerland. UBS AG operates in many areas of the financial services industry. The principal business offices of UBS Global AM are located at One North Wacker Drive, Chicago, Illinois 60606 and 1285 Avenue of the Americas, New York, New York 10019. The principal business address of UBS AG is Bahnhofstrasse 45, Zurich, Switzerland.

The Fund is sending to shareholders, in a separate mailing, the Fund's annual report for the fiscal year ended September 30, 2013. You may obtain, without charge, additional copies of the Fund's annual report and semi-annual report by: (1) written request to: UBS Global Asset Management (Americas), Inc., Attn: Mark F. Kemper, One North Wacker Drive, Chicago, Illinois 60606; or (2) calling the Fund's toll-free number: 1-800-647 1568. The Fund's annual and semi-annual reports are also available, without charge, at www.ubs.com/us/en/asset_management/individual_investors/closed_end_funds.html.

Proposal 1. Election of directors

Proposal 1 relates to the election of Directors of the Fund. The Board of Directors of the Fund proposes the election of six nominees: Adela Cepeda, John J. Murphy, Frank K. Reilly, Edward M. Roob, Abbie J. Smith and J. Mikesell Thomas. Each nominee has indicated his or her willingness to serve if elected. If elected, each nominee will hold office until the next annual meeting of shareholders or until his or her successor is elected and qualified, or until he or she resigns or is otherwise removed. All of the nominees currently serve as Directors of the Fund and five of the nominees were last elected Director at the Fund's December 2012 annual meeting of shareholders. As described more fully below, all of the nominees have significant experience managing investment vehicles. All of the nominees are also on the boards of other funds managed by UBS Global AM. They have had experience as senior officers and directors of major business corporations and other investment advisors.

Directors, including those who are not "interested persons" of the Fund as that term is defined by the Investment Company Act of 1940, as amended ("1940 Act") ("Independent Directors"), shall be elected by the affirmative vote of the holders of a plurality of the shares of the Fund cast in person or by proxy and entitled to vote thereon, provided a quorum is present, so that the nominees with the largest number of votes are elected as Fund Directors. There is no cumulative voting for the election of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. Unless you give contrary instructions on the enclosed proxy card, your shares will be voted FOR the election of all six nominees. If any of the nominees should withdraw or otherwise become unavailable for election, your shares will be voted FOR such other nominee or nominees as the Advisor may recommend.

None of the Directors or nominees beneficially owned 1% or more of the Fund's common stock and none of the executive officers beneficially owned any shares of the Fund's common stock as of October 11, 2013. In addition, the Directors and executive officers, as a group, beneficially owned less than 1% of the outstanding common stock of the Fund as of October 11, 2013.

The Nominating, Compensation and Governance Committee of the Board (the "Nominating Committee") believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified individuals to serve as members of the Board. In assessing Directors for the Board, the Nominating Committee may consider factors such as the person's judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight and the interplay of a Director or candidate's experience with the experience of other Board members. The Board believes that collectively, the Directors currently serving on the Board have balanced and diverse experience, qualifications, attributes and skills that allow the Board to effectively oversee the management of the Fund and protect the interests of shareholders. The Board noted that each Independent Director had experience serving as a director on the boards of operating companies and/or other investment companies. In addition, the Board considered the following with regard to each Director:

Ms. Cepeda has served as an Independent Director of the Fund since 2000. That position has provided her with knowledge of the operations and business of the Fund. Ms. Cepeda has significant experience related to the financial services and investment industries, having founded and served as the President of A.C. Advisory, Inc. since 1995.

Mr. Murphy has served as an Independent Director of the Fund since 2013. That position has provided him with knowledge of the operations and business of the Fund. Mr. Murphy has significant experience related to the financial services and investment industries, having served as the President of Murphy Capital Management since 1983.

Mr. Reilly has served as an Independent Director of the Fund since 1993. That position has provided him with knowledge of the operations and business of the Fund. Mr. Reilly has significant experience related to the financial services and investment industries, having served as a Professor of Finance at the University of Notre Dame since 1982.

Mr. Roob has served as an Independent Director of the Fund since 1993. That position has provided him with knowledge of the operations and business of the Fund. Mr. Roob has significant experience related to the financial services and investment industries, having previously served as a Member of the Board of Governors of the Chicago Stock Exchange and a Member of the U.S. Treasury and Federal Agency Advisory Committee.

Ms. Smith has served as an Independent Director of the Fund since 2011. That position has provided her with knowledge of the operations and business of the Fund. Ms. Smith has significant experience related to the financial services and investment industries, having served as a Boris and Irene Stern Professor of Accounting in The University of Chicago Booth School of Business since 1980.

Mr. Thomas has served as an Independent Director of the Fund since 2002. That position has provided him with knowledge of the operations and business of the Fund. Mr. Thomas has significant experience related to the financial services and investment industries, having served as a principal with Castle Creek Capital since 2008 and President and sole shareholder of Mikesell Advisory Corp. since 2009. Mr. Thomas previously served as President and CEO of the Federal Home Loan Bank of Chicago and of First Chicago Bancorp.

Listed in the table on the following page, for each nominee, is a brief description of the nominee's experience as a Director of the Fund, as applicable, and as a director or trustee of other funds, as well as other recent professional experience.

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee during past 5 years	Shares beneficially owned directly or indirectly on Sept. 30, 2013
Independent directors:
Adela Cepeda; 55 A.C. Advisory, Inc. 150 N. Wacker Drive, Suite 2160 Chicago, IL 60606	Director	Since 2000	Ms. Cepeda is founder and president of A.C. Advisory, Inc. (since 1995).	Ms. Cepeda is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	Ms. Cepeda is director (since 2012) of BMO Financial Corp. (Holding Company for the BMO Harris Bank N.A.), director of the Mercer Funds (10 portfolios) (since 2005) and trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets Funds (11 portfolios) (since 2008). Ms. Cepeda was a director of Amalgamated Bank of Chicago (from 2003 to 2012) and a director of the Municipal Securities Rulemaking Board (from 2010 to 2012).	1,000

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee during past 5 years	Shares beneficially owned directly or indirectly on Sept. 30, 2013
John J. Murphy; 69 268 Main Street P.O. Box 718 Gladstone, NJ 07934	Director	Since 2013	Mr. Murphy is the President of Murphy Capital Management (investment advisor) (since 1983).	Mr. Murphy is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	Mr. Murphy is a director (since 2007) of the Legg Mason Equity Funds (52 portfolios); and a trustee of the Morgan Stanley Smith Barney Consulting Group Capital Markets funds (11 portfolios).	100
Frank K. Reilly; 77 Mendoza College of Business University of Notre Dame Notre Dame, IN 46556-5649	Chairman and Director	Since 1993	Mr. Reilly is a Professor of Finance at the University of Notre Dame (since 1982) and is a Chartered Financial Analyst (CFA).	Mr. Reilly is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	Mr. Reilly is a director (since 1994) of Discover Bank, a subsidiary of Discover Financial Services and is Chairman of the Audit Committee for the Bank.	16,215
Edward M. Roob; 79 c/o UBS Global AM (Americas) 1285 Avenue of the Americas, New York, NY 10019	Director	Since 1993	Mr. Roob is retired (since 1993).	Mr. Roob is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.	None	12,000

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee during past 5 years	Shares beneficially owned directly or indirectly on Sept. 30, 2013
Abbie J. Smith; 60 The University of Chicago Booth School of Business 5807 S. Woodlawn Avenue Chicago, IL 60637	Director	Since 2011

Ms. Smith is a Boris and Irene Stern Professor of Accounting in The University of Chicago Booth School of Business (since 1980). Formerly, Ms. Smith was a co-founding partner and Director of Research of Fundamental Investment Advisors (hedge fund) (co-founded in 2004, commenced operations in 2008) (from 2008 to 2012).

Ms. Smith is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.

Ms. Smith is a director (since 2000) of HNI Corporation (formerly known as HON Industries Inc.) (office furniture) and a director (since 2000) and chair of the audit committee of Ryder System Inc. (transportation, logistics and supply-chain management). In addition, Ms. Smith is a trustee/director (since 2002) and a member of the audit committee and portfolio performance committee of the Dimensional Funds complex (106 portfolios).

None

Name, age, and address	Position(s) held with Fund	Length of time served	Principal occupation(s) during past 5 years	Number of portfolios in UBS Family of Funds Complex overseen by nominee	Other directorships held by nominee during past 5 years	Shares beneficially owned directly or indirectly on Sept. 30, 2013
J. Mikesell Thomas; 62 1353 Astor Street Chicago, Illinois 60610	Director	Since 2002

Mr. Thomas is a principal with the investment firm Castle Creek Capital (since 2008) and President and sole shareholder of Mikesell Advisory Corp. (since 2009). He is the former President and CEO of Federal Home Loan Bank of Chicago (from 2004 to 2008) and of First Chicago Bancorp (from 2008 to 2011).

Mr. Thomas is a director or trustee of four investment companies (consisting of 35 portfolios) for which UBS Global AM (Americas) serves as investment advisor or manager.

Mr. Thomas is a director (since 1992) and chairman of the Audit Committee for Northshore University HealthSystem, a not for profit healthcare organization, and a director (since 2012) and a member of the Audit and Investment Finance Committees of HCC Holdings Inc. Mr. Thomas was previously a director of First Chicago Bancorp (from 2008 to 2010) and First Chicago Bank and Trust (from 2008 to 2010).

None

Each Independent Director receives, for his or her service to the UBS Family of Funds Complex, an annual retainer of $160,000 paid quarterly for serving as a Board member. The chairman of the Board also receives an annual retainer of $20,000 from the UBS Family of Funds Complex for his or her service to the Board. In addition, the chairs of the Audit Committee and the Nominating Committee receive an annual retainer of $15,000 and $7,500, respectively, for their service to the Board. The UBS Family of Funds Complex also reimburses each Director and officer for out-of-pocket expenses in connection with travel and attendance at Board meetings. No officer, director or employee of UBS Global AM or any of its affiliates presently receives any compensation from the Fund for acting as a Board member or officer.

Compensation table

Name of person, position	Aggregate compensation from the Fund*		Pension or retirement benefits accrued as part of Fund expenses	Total compensation from the Fund and the UBS Family of Funds Complex**
Adela Cepeda, Director	$5,433.52		N/A	$167,500
John J. Murphy, Director	1,374.71	***	N/A	157,000
Frank K. Reilly, Director and Chairman	5,839.01		N/A	180,000
Edward M. Roob, Director	5,190.21		N/A	160,000
Abbie J. Smith, Director	5,190.21		N/A	160,000
J. Mikesell Thomas, Director	5,676.78		N/A	175,000

*  Represents fees paid for service on the Board during the fiscal year ended September 30, 2013.

**  Represents fees paid for services during the fiscal year ended September 30, 2013 by four investment companies for which UBS Global AM (Americas) served as investment advisor or manager. The Fund does not have a bonus, pension, profit sharing or retirement plan.

***  Represents fees paid for service on the Fund's Board from June 14, 2013 (date of appointment) through September 30, 2013.

Nominee ownership of fund shares

Nominee	Dollar range of equity securities in Fund†	Aggregate dollar range of equity securities in all registered investment companies overseen by nominee for which UBS Global AM serves as investment advisor or manager†
Independent Directors:
Adela Cepeda	$10,001—$50,000	$10,001—$50,000
John J. Murphy	$1—$10,000	over $100,000
Frank K. Reilly	over $100,000	over $100,000
Edward M. Roob	over $100,000	over $100,000
Abbie J. Smith	$0	$0
J. Mikesell Thomas	$0	$0

†  Information regarding ownership of shares of the Fund is as of September 30, 2013; information regarding ownership of shares in all registered investment companies overseen by nominee for which UBS Global AM (Americas) serves as investment advisor or manager is as of September 30, 2013.

As of September 30, 2013, the Independent Directors and their immediate family members did not own any securities issued by UBS Global AM or any company controlling, controlled by or under common control with UBS Global AM.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD.

Introduction to Proposals 2-5

The purpose of the proposed changes presented in Proposals 2-5 is to broaden the Fund's investable universe of portfolio securities, diversify sources of return and provide the Fund's investment team with more flexibility to manage the portfolio. The Fund commenced investment operations in 1972, and UBS Global AM believes that as the markets have evolved, it is appropriate for the Fund to evolve as well in order to meet investor objectives and remain competitive.

The proposed amendments to the investment restrictions in Proposals 3 and 4 and the elimination of the investment restrictions in Proposal 5 will remove the impediments to the Fund's ability to use derivative strategies. The ability to use derivatives is intended to augment and improve the current portfolio strategy by allowing the investment team to more efficiently manage risk by mitigating risks where it believes compensation for the risk is less compelling and allocating exposure where risk premium (i.e., compensation for the risk) is attractive.

The proposed changes presented in the Proposals also are intended to allow the investment team to better manage the Fund's earnings to gain more stability in quarterly distributions, which in turn should strengthen shareholder confidence and help support demand for the Fund's shares.

In addition, since the time when the Fund was created, certain legal and regulatory requirements applicable to investment companies have changed. As a result, the Fund is subject to a number of fundamental investment restrictions that (i) are more restrictive than those required under present law; (ii) are no longer required by the federal securities laws, interpretations of the US Securities and Exchange Commission (the "SEC"), or state securities laws and regulations, as preempted by the National Securities Markets Improvement Act of 1996; or (iii) were adopted in response to regulatory, business or industry conditions that no longer exist. Under the 1940 Act, "fundamental" investment policies and restrictions may be changed or eliminated only if shareholders approve such action. The Fund's Board is recommending that shareholders approve the amendment or elimination of certain fundamental investment restrictions for the Fund principally to update or eliminate those investment restrictions that are more restrictive than is currently required or are no longer required under the federal securities laws.

The Advisor believes that there are several advantages to revising and eliminating certain of the Fund's fundamental investment policies and restrictions at this time. First, by reducing the total number of fundamental investment restrictions and/or updating their language now, the Fund may be able to minimize the costs and delays associated with obtaining future shareholder approval to revise fundamental investment restrictions that have become outdated or inappropriate. Second, the Advisor believes that the portfolio managers' ability to manage the Fund's assets in a changing investment environment may be enhanced because the Fund, to the extent it is currently subject to more restrictive or outdated restrictions, will have greater investment management flexibility to respond to market, industry, regulatory or technical changes by seeking Board, rather than shareholder, approval when necessary to revise certain investment policies or strategies.

If the Proposals are approved by shareholders, the Fund will be permitted to engage in derivative transactions that are not permissible under the current investment policies and restrictions. UBS Global AM intends to utilize derivative instruments to more efficiently manage the Fund's exposures. Derivatives have become an integral tool in modern investment management. Generally, derivatives are financial contracts whose value depends upon, or is derived from, the value of an underlying asset, reference rate, or index, and may relate to bonds, interest rates, currencies, and related indexes. Derivative use within the Fund is not meant to materially change the investment process or the Fund's investment strategy, but rather to arm the investment team with additional tools to more precisely target and efficiently manage various risks the Fund may be exposed to, thus seeking to improve the Fund's overall risk-adjusted results. Some of the advantages derivatives can provide include, but are not limited to: greater flexibility of portfolio construction, a wider array of tools to manage overall portfolio risk, the ability to precisely target individual risk exposures, the ability to broaden the investable universe, the ability to more efficiently gain/reduce exposure with less portfolio disruption and potentially cheaper trading cost, and the ability to take advantage of price differences between bond securities and related derivatives.

Derivative instruments, used for both hedging and investment purposes, can be generally segmented into three categories according to the risks typically associated with fixed income investing: interest rate, credit and currency. Interest rate futures, swaps, and options on interest rate instruments (e.g., options on futures, swaps, etc.) will be primarily utilized to manage the Fund's duration (measure of the sensitivity of a fixed income portfolio to change in interest rates) and yield curve positioning, effectively allowing the investment team to efficiently and precisely adjust exposure without necessarily being forced to turnover the portfolio or give up higher coupon, longer maturity bonds. Total return swaps, credit default swaps, credit linked securities and options on credit default swaps will be primarily utilized to facilitate management of the Fund's exposure (such as adding or reducing risk) across fixed income credit markets, sectors or issuers. Currency forwards, swaps and options will be primarily utilized to adjust the Fund's foreign currency exposure. At this time, currency instruments will be utilized to hedge obligations denominated in foreign currencies back to the US dollar.

Currently the Fund does not utilize derivatives and therefore when the investment team seeks to adjust the Fund's interest rate exposure they are required to sell/buy individual bonds. For example, to reduce the Fund's duration, the investment team typically would sell securities with longer maturities and purchase securities with shorter maturities; this in effect can also lower the level of net investment income the Fund can earn as longer maturity debt typically is offered with higher coupon than shorter maturity debt. In this instance, by utilizing derivatives the investment team can reduce the portfolio's interest rate sensitivity, without having to sell higher coupon bearing bonds. This could allow the Fund to maintain higher net investment income run rate while potentially reducing trading costs. The Fund can also use interest rate derivatives, such as a future, to add back interest rate exposure, thus allowing the investment team to be more tactical in the implementation of its investment views on interest rate markets. Similarly, credit derivatives can be utilized to either add or reduce the Fund's exposure across various fixed income credit markets.

Use of derivatives entails risks. Derivatives involve risks different from, and possibly greater than, the risks associated with investing directly in securities and other instruments. Derivatives require investment techniques and risk analyses different from those of other investments. If the Advisor incorrectly forecasts the value of securities, currencies, interest rates, or other economic factors in using derivatives, the Fund might have been in a better position if the Fund had not entered into the derivatives. While some strategies involving derivatives can protect against the risk of loss, the use of derivatives can also reduce the opportunity for gain or even result in losses by offsetting favorable price movements in other Fund investments. Derivatives also involve the risk of mispricing or improper valuation, the risk that changes in the value of a derivative may not correlate perfectly with the underlying asset, rate, index, or overall securities markets, and counterparty and credit risk (the risk that the other party to a swap agreement or other derivative will not fulfill its contractual obligations, whether because of bankruptcy or other default).

Gains or losses involving some options, futures, and other derivatives may be substantial (for example, for some derivatives, it is possible for the Fund to lose more than the amount the Fund invested in the derivatives). Some derivatives tend to be more volatile than other investments, resulting in larger gains or losses in response to market changes. Derivatives are subject to a number of other risks, including liquidity risk (the possible lack of a secondary market for derivatives and the resulting inability of a fund to sell or otherwise close out the derivatives) and interest rate risk (some derivatives are more sensitive to interest rate changes and market price fluctuations). Finally, the Fund's use of derivatives may cause the Fund to realize higher amounts of short-term capital gains (generally taxed at ordinary income tax rates) than if the Fund had not used such instruments. The investment team weighs risks against anticipated benefits in making investment decisions for the Fund.

Although the proposed changes to the Fund's policies and restrictions described in Proposals 2 through 5 will give the Fund greater flexibility to respond to possible future investment opportunities, the Advisor also does not anticipate that these Proposals, individually or in the aggregate, will result in a material change in the current level of investment risk associated with an investment in the Fund at this time. However, should the Advisor believe that the way the Fund is managed in the future should be adjusted, the Advisor would continue to request approval by the Board of any such material modification.

For a more thorough discussion of the benefits and risks of the proposed changes presented in each Proposal, please see the associated discussion below related to each Proposal.

The approval of Proposals 2 through 5 requires the affirmative vote of the lesser of (i) more than 50% of the outstanding shares of the Fund or (ii) 67% or more of the outstanding shares of the Fund present at the meeting, if the holders of more than 50% of the Fund's outstanding shares are present or represented by proxy. Abstentions and broker non-votes will be treated as votes present at the meeting, but will not be treated as votes cast, and therefore may have the same effect as a vote "against" Proposals 2 through 5. If Proposals 2 or 4, or any or all of the Sub-Proposals within Proposals 3 or 5 are not approved by Fund shareholders, the current fundamental investment restriction(s) to which such Proposal or Sub-Proposal relates will remain in effect for the Fund.

A comparison of the Fund's current fundamental investment policies and restrictions and the proposed changes being presented in Proposals 2-5 are presented in the chart below. Also in the column of the chart entitled "Reasons for Proposed Changes," the Fund discusses the reasons that these Proposals are being presented to shareholders. To better understand the benefits and risks of the proposed changes presented in each Proposal, please see the associated discussion for each Proposal later in this Proxy Statement.

Proposal	Subject	Current Language	Proposed Changes	Reasons for Proposed Changes
2	Investment grade debt

The Company may not have less than 75% of the Company's total assets in (i) straight debt obligations which at the time of purchase are rated in the four highest grades as determined by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P"); (ii) obligations of, or guaranteed by, the United States Government, its agencies or instrumentalities; (iii) obligations of, or guaranteed, by, national or state banks or bank holding companies which either are rated in the four highest grades by Fitch Investors Services, Inc. ("Fitch") or if not rated by Fitch are considered by the Investment Advisor to have an investment quality comparable to securities which may be purchased under (i) above; (iv) commercial paper which at the time of its purchase is rated prime or its equivalent; and (v) cash or cash equivalents.

Amend policy to state instead:
			The Company may not have less than 75% of the Company's total assets in, non-convertible fixed income securities which at the time of purchase are considered investment grade by being rated in the four highest grades as determined by Moody's Investors Services, Inc. ("Moody's"), Standard & Poor's Ratings Services ("S&P"); or Fitch Ratings, Inc. ("Fitch") or if not rated are considered by the Investment Advisor to be of comparable investment quality.	To modernize the policy to include references to Fitch Ratings and streamline the language of the policy

Proposal	Subject	Current Language	Proposed Changes	Reasons for Proposed Changes
3	(a)	Borrowing	The Company may not borrow money, except (i) from banks for temporary or emergency purposes, and then not in excess of 5% of the value of its total assets, and (ii) as described in the Prospectus under "Risk Factors—Leverage and Borrowing."
"Risk Factors—Leverage and Borrowing" from the Prospectus: In order to raise additional funds for investment, the Company has the power, but does not presently intend, to borrow money. The amount of any borrowings may not, at the date hereof, exceed 20% of the value of the total assets of the Company after giving effect to such borrowings.	Amend restriction to state instead:
The Company may not borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

To modernize the Fund's restrictions, enable the Fund to engage in derivatives that could be considered borrowings, and provide the Fund with greater flexibility to engage in borrowing for investment purposes in the future

3	(b)	Senior securities	The Company may not issue or sell any class of its senior securities.	Amend restriction to state instead:
			The Company may not issue or sell any class of its senior securities, except that this restriction shall not be deemed to prohibit the Company from: (a) making any permitted borrowings, loans or pledges or (b) entering into investment transactions that have been interpreted as not constituting the issuance of senior securities under the federal securities laws.	To modernize the Fund's restrictions and clarify that the Fund can engage in derivative transactions or borrowings without creating senior securities

Proposal		Subject	Current Language	Proposed Changes	Reasons for Proposed Changes
4	Commodities	The Company may not purchase or sell commodities or commodity contracts.	Amend restriction to state instead:
The Company may not purchase or sell commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (a) engaging in transactions involving currencies and futures contracts and options thereon; (b) investing in securities or other instruments that are linked to or secured by physical commodities or by indices; and (c) purchasing or selling commodity-linked derivative instruments, including, but not limited to, swap agreements and commodity-linked structured notes, options, and futures contracts with respect to indices or individual commodities.

To modernize the Fund's restrictions, enable the Fund to engage in derivatives that could be considered commodities, such as futures, forwards, and swaps, and provide the Fund with greater flexibility to invest in other commodities interests in the future

5	(a)	Mortgage, hypothecate or pledge assets	The Company may not mortgage, pledge or hypothecate any assets except to secure temporary or emergency borrowing and then only to an extent not greater than 15% of its total assets.	Eliminate restriction

To modernize the Fund's restrictions by eliminating a restriction that could prevent the Fund from entering into certain swap or futures transactions that could be considered to involve a pledge of assets

5	(b)	Securities on margin	The Company may not purchase securities on margin (but the Company may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).	Eliminate restriction	To modernize the Fund's restrictions by eliminating an unnecessary restriction that could cause confusion with respect to the Fund's ability to make margin payments
5	(c)	Short sales and short positions	The Company may not make short sales of securities or maintain a short position.	Eliminate restriction	To modernize the Fund's restrictions by eliminating a prohibition on transactions that could be used for more efficient portfolio management
5	(d)	Options	The Company not invest in or write puts, calls or combinations thereof.	Eliminate restriction	To modernize the Fund's restrictions by eliminating a prohibition on transactions that could be used for more efficient portfolio management

Proposal 2. The amendment of the fundamental investment policy related to investment grade debt.

Proposal 2 relates to the amendment of the Fund's fundamental investment policy related to investment grade debt. A fundamental policy is a policy that may not be amended without shareholder approval.

The amendments to the Fund's investment policy relating to investment grade securities are being proposed to modernize the policy. A number of the Fund's investment policies are linked to credit ratings, including the Fund's investment policy to invest 75% of the Fund's total assets in debt obligations that at the time of purchase are rated in one of the four highest credit rating grades of Moody's Investors Services, Inc. ("Moody's") and Standard & Poor's Ratings Services ("S&P") (the "75% Policy"). The current text of the Fund's 75% Policy is provided in the summary table above. UBS Global AM is requesting that shareholders approve changes to this credit-linked policy by adding an explicit reference to a third ratings agency, Fitch Ratings, Inc. ("Fitch"). The current ratings policies relate back to 1993, when the Fund's prospectus was last updated in connection with a rights offering. Since then, Fitch has established itself as the third major ratings agency and is viewed by UBS Global AM as being as reliable as the other two ratings organizations. Fitch may issue ratings in some markets or on some securities that are not covered to the same extent by the other two rating agencies.

These changes, if approved, would make the Fund's investment parameters more consistent with other fixed income funds and would also better align the Fund with the Barclays benchmark indices, which since July 2005, have incorporated Fitch, in addition to Moody's and S&P, into their index rules on credit quality.

In addition to adding Fitch ratings, UBS Global AM and the Board also propose changes to modernize the language of the Fund's 75% Policy to make it more streamlined. It is proposed that the list of types of investment grade, non-convertible debt securities in which the Fund may invest be eliminated from the fundamental investment policy. The removal of this recitation of investments is not intended to alter the composition of the Fund's portfolio, but rather to simplify and streamline the language while still requiring the Fund to invest at least 75% of its assets in investment grade securities. Currently, the Fund's investments in investment grade, non-convertible fixed income securities may include corporate debt securities of US and non-US issuers, securities of the US government, its agencies and government-sponsored enterprises, securities guaranteed by the US government, obligations of non-US governments or their subdivisions, agencies and government-sponsored enterprises, obligations of international agencies or supranational entities, mortgage-backed securities, asset-backed securities, commercial paper and cash or cash equivalents. By removing the recitation of the types of fixed income securities from the Fund's fundamental policy, the Advisor would have the flexibility in the future, subject to approval by the Fund's Board, to include other types of non-convertible debt securities for purposes of meeting the 75% Policy as long as the security is investment grade quality. The proposed amended investment restriction presented in Proposal 2 is as follows:

The Company may not have less than 75% of the Company's total assets in, non-convertible fixed income securities which at the time of purchase are considered investment grade by being rated in the four highest grades as determined by Moody's Investors Services, Inc.

("Moody's"), Standard & Poor's Ratings Services ("S&P") or Fitch Ratings, Inc. ("Fitch") or if not rated are considered by the Investment Advisor to be of comparable investment quality.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

Proposals 3(a) and (b). The amendment of the Fund's fundamental investment restrictions related to borrowing and senior securities.

Proposal 3(a) relates to the amendment of the Fund's fundamental investment restriction related to borrowing and Proposal 3(b) relates to the amendment of the Fund's fundamental investment restriction related to senior securities. The 1940 Act requires a fund to have fundamental investment restrictions describing its ability to borrow and issue senior securities. In addition, the 1940 Act imposes certain limitations on senior securities and the borrowing activities of investment companies.

Under the 1940 Act, a closed-end fund, such as the Fund, may leverage its assets by borrowing, if among other requirements, the fund maintains assets equal to at least 300% of the amount borrowed immediately after the borrowing. In determining whether it meets the 300% asset coverage requirement, a fund is permitted to include as an asset the amount borrowed, which means that a closed-end fund can effectively leverage its assets by 33.3%. The Fund's current fundamental investment restriction on borrowing limits permissible borrowing to be only from banks for temporary or emergency purposes and also limits the amount of money that may be borrowed by the Fund to 5% of the Fund's total assets or as described in the Fund's prospectus. However, the Fund's prospectus limits the amount of any borrowings to 20% of the Fund's total assets. The Fund's current investment restriction on borrowing may preclude the Fund from potentially engaging in structural leverage (e.g., borrowing from a bank for investment purposes) in the future, even though the Fund's prospectus affirmatively discloses that the Fund may do so. Amending the Fund's fundamental investment restriction related to borrowing will allow the Fund to eliminate this inconsistency in its disclosure and allow the Fund the flexibility to borrow up to the limits of the 1940 Act if it is determined to be advisable sometime in the future. The proposed amended investment restriction presented in Proposal 3(a) related to borrowing is as follows:

The Company may not borrow money, except to the extent permitted by the 1940 Act, or any rules, exemptions or interpretations thereunder that may be adopted, granted or issued by the SEC.

The Fund's current investment restriction prohibits the issuance of senior securities. A "senior security" is an obligation of a fund, with respect to its earnings or assets, that takes precedence over the claims of the fund's shareholders with respect to the same earnings or assets. The proposed amended investment restriction presented in Proposal 3(b) related to senior securities is as follows:

The Company may not issue or sell any class of its senior securities, except that this restriction shall not be deemed to prohibit the Company from: (a) making any permitted borrowings, loans or pledges or (b) entering into investment transactions that have been interpreted as not constituting the issuance of senior securities under the federal securities laws.

The proposed amended investment restriction presented in Proposal 3(a) reflects more modern language which would prohibit borrowing money, except to the extent permitted by the 1940 Act or any rule, exemption or interpretation thereunder issued by the SEC. The proposed amended investment restriction in Proposal 3(b) amends the Fund's senior security restriction to clarify that permitted borrowings or engaging in derivative transactions would not be considered senior securities. Amending the investment restrictions in Proposals 3(a) and (b) would remove possible impediments to the Advisor utilizing derivative instruments that otherwise might be construed as borrowings or creating senior securities, therefore allowing the Advisor to more efficiently manage the Fund's exposures, as described in greater detail above in "Introduction to Proposals 2-5."

Finally, amending the borrowing and senior securities restrictions will remove any ambiguity with respect to the Fund's ability to engage in structural leverage, if it is determined that such leverage would be beneficial at some time in the future. If the changes to the Fund's fundamental investment restrictions set forth in Proposals 3(a) and (b) are approved by shareholders, the Fund will still be subject to limits on its borrowing and issuance of senior securities under the 1940 Act and the Fund will still not issue debt instruments or preferred stock under the amended restrictions. The 1940 Act's limitations are designed to protect shareholders and their investments by restricting a fund's ability to subject its assets to the claims of creditors or senior security holders who would be entitled to dividends or rights on liquidation of the Fund that would have to be discharged before the claims of shareholders. Consistent with that policy, the 1940 Act sets limits on the ability of a closed-end investment company, like the Fund, to leverage its assets by borrowing money or through the issuance of senior securities. At this time, the Advisor does not intend to engage in structural leverage; however, should the Board and UBS Global AM decide to implement such strategies in the future, the Fund will provide notification before engaging in such leveraging.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 3 (A) and (B).

Proposal 4. The amendment of the Fund's fundamental investment restriction related to commodities.

Proposal 4 relates to the amendment of the Fund's fundamental investment restriction related to commodities. The proposed amended investment restriction presented in Proposal 4 is as follows:

The Company may not purchase or sell commodities, unless acquired as a result of ownership of securities or other instruments, and provided that this restriction does not prevent the Fund from: (a) engaging in transactions involving currencies and futures contracts and options thereon; (b) investing in securities or other instruments that are linked to or secured by physical commodities or by indices; and (c) purchasing or selling commodity-linked derivative instruments, including, but not limited to, swap agreements and commodity-linked structured notes, options, and futures contracts with respect to indices or individual commodities.

Under the 1940 Act, a fund's investment policy relating to the purchase and sale of commodities must be fundamental. The most common types of commodities are physical commodities such as wheat, cotton, rice and corn. Under the federal securities and commodities laws, certain financial instruments such as swaps, futures contracts and options thereon, including currency futures or interest rate futures, may, under limited circumstances, also be considered to be commodities.

The amendments presented in Proposal 4 would allow the Advisor to engage in certain derivative transactions that could be considered commodity contracts, such as futures, interest rate and credit default swaps, and currency forwards to more efficiently manage the Fund's exposures. Investing in derivative instruments may subject the Fund to certain risks, as described above in "Introduction to Proposals 2-5."

In addition to the financial futures and swaps described above, the amended restriction would provide flexibility for the Fund to engage in other types of transactions and instruments in the future that may be considered commodities or commodities interests if the management team determines that engaging in such investments is in the best interests of the Fund. However, notwithstanding the flexibility provided by the proposed revisions, the Fund will continue to be subject to limitations established from time to time by the Board regarding the use of commodities. As a fixed income fund, the Fund does not intend to utilize futures, swaps or other instruments to gain exposure to traditional physical commodities such as wheat or cotton; rather it seeks to utilize derivative instruments to more efficiently manage typical risks apparent in fixed income investing such as interest rate, credit and currency risks. Please see "Introduction to Proposals 2-5" for more detail on the Fund's intended use of derivatives, including the related risks. If the Fund were to change its investment mandate in the future to include investment in instruments that provided exposure to traditional physical commodities, the Fund would provide notice of the change of its investment mandate to shareholders and describe the risks of such investments.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 4.

Proposals 5(a)-(d). The elimination of certain fundamental investment restrictions.

Proposals 5(a) through (d) relate to the elimination of certain fundamental investment restrictions. The fundamental investment restrictions that are being proposed to be eliminated in Proposals 5(a) through (d) are outdated provisions that are no longer required under applicable law, as described in greater detail in "Introduction to Proposals 2-5" above.

Proposal 5(a) relates to the elimination of the Fund's fundamental investment restriction related to the mortgaging, hypothecating, or pledging of assets. This fundamental investment restriction may limit the ability of the Fund to enter into certain transactions that may be considered to involve the pledge of the Fund's portfolio securities. For example, in connection with entering into certain swap or futures transactions, the Fund's obligations to perform under such contracts may be considered to involve the pledge of the Fund's assets. Current 1940 Act restrictions on issuing senior securities and borrowing will continue to limit the ability of the Fund to pledge or mortgage its assets.

Proposal 5(b) relates to the elimination of the Fund's fundamental investment restriction related to securities on margin. The Fund currently has a fundamental investment restriction prohibiting the Fund from purchasing securities on margin. As described above in "Introduction to Proposals 2-5," this restriction is no longer required under applicable law. In addition, this restriction is not necessary because the purchase of securities on margin would still be prohibited by Section 18 of the 1940 Act and the Fund's fundamental investment restrictions related to senior securities and borrowing except for short-term credits that are necessary for the clearance of transactions. As a general matter, therefore, elimination of this restriction will not change the Fund's current inability to purchase securities on margin but its elimination will prevent any confusion with respect to the Fund's ability to make margin payments in connection with futures contracts and/or options transactions.

Proposal 5(c) relates to the elimination of the Fund's fundamental investment restriction related to short sales and short positions. The Fund currently has a fundamental investment restriction prohibiting the Fund from making a short sale of securities or maintaining a short position. A short sale is the sale of a security that is later purchased or borrowed from a broker or other institution to complete the sale. A short position can also be taken with a derivative instrument which increases in value as the underlying asset, rate or index decreases in value. For example, a fund could sell bond futures contracts (establishing a short position) to reduce its portfolio's sensitivity to changes in interest rates.

Applicable law no longer requires funds to declare a fundamental policy concerning short selling or taking short positions. According to regulatory interpretations, when engaging in short sales or taking a short position, a fund must meet segregation or coverage requirements that set aside fund assets to meet the SEC staff's collateralization requirements for that particular instrument or transaction. These collateralization requirements are intended to ensure that a fund will have the requisite assets to meet its obligations with respect to the short sale or short position. These requirements also limit a fund's ability to engage in these types of transactions and thereby limits a fund's exposure to risks associated with these transactions.

Eliminating the restriction on short sales and short positions would provide the Fund with the flexibility to enter into short sales and engage in short positions as permitted under the 1940 Act. The Fund's use of short sales on securities could pose certain risks, including potential losses if the market price of the security sold short increases between the date when the Fund enters into the short sale and the date when the Fund closes the short sale. However, because the Fund does not currently intend to enter into short sales on securities, eliminating the restriction on short sales is not expected to affect the day-to-day management of the Fund. The Fund, however, does intend to use derivatives to take short positions on securities, rates and indices. For example, the Fund may use a derivative to establish a short position in order to adjust the Fund's credit risk or to help manage the duration of the Fund's portfolio. The risks of such derivative investments are described above in "Introduction to Proposals 2-5."

Proposal 5(d) relates to the elimination of the Fund's fundamental investment restriction related to options. The Fund currently has a fundamental investment restriction prohibiting the Fund from investing in or writing puts or calls. However, as described above in "Introduction to Proposals 2-5," this restriction is no longer required under applicable law. The elimination of this restriction will permit the Fund to engage in option transactions. The manner in which the Fund intends to utilize options is described in the introduction to these Proposals and includes engaging in options to manage risk and to adjust the duration of the Fund's portfolio.

As described in greater detail in "Introduction to Proposals 2-5" above, the fundamental investment restrictions that are being proposed to be eliminated in Proposals 5(a) through (d) are outdated provisions that are no longer required under applicable law. In addition, these fundamental investment restrictions may limit the ability of the Fund to enter into certain transactions, such as using interest rate derivatives to adjust the Fund's sensitivity to future changes in yields or credit derivatives to adjust the Fund's exposure across various fixed income credit markets, for example, that may otherwise be permissible under applicable law. Investing in derivative instruments may subject the Fund to certain risks, as described above in "Introduction to Proposals 2-5." By eliminating unnecessary investment restrictions such as the restrictions presented in Proposals 5(a) through (d), the Advisor seeks to gain greater flexibility to respond to industry and regulatory developments and minimize future Fund costs.

THE BOARD OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 5(A)-(D).

Additional information

Information concerning independent registered public accounting firm

The Fund's financial statements for the fiscal year ended September 30, 2013 were audited by Ernst & Young LLP ("Ernst & Young"), independent registered public accounting firm. In addition, Ernst & Young prepares the Fund's federal and state annual income tax returns and provides certain non-audit services. The Audit Committee has considered whether the provision of those non-audit services is compatible with maintaining Ernst & Young's independence. In the past two fiscal years, the Audit Committee did not approve any services provided by Ernst & Young pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X. The Board of Directors of the Fund has selected Ernst & Young as the independent registered public accounting firm for the Fund for the fiscal year ending September 30, 2013. Ernst & Young has been the Fund's independent registered public accounting firm since the fiscal year ended September 30, 2001. Ernst & Young has informed the Fund that it has no material direct or indirect financial interest in the Fund.

Representatives of Ernst & Young will be present at the meeting via telephone.

Audit fees

For the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate Ernst & Young audit fees for professional services rendered to the Fund were approximately $38,600 and $38,600, respectively.

Fees included in the audit fees category are those associated with the annual audits of financial statements and services that are normally provided in connection with statutory and regulatory filings.

Audit-related fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate audit- related fees billed by Ernst & Young for services rendered to the Fund that are reasonably related to the performance of the audits of the financial statements, but not reported as audit fees, were approximately $2,950 and $3,700, respectively.

Fees included in the audit-related fees category are those associated with reading and providing comments on the semi-annual statements.

There were no audit-related fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

Tax fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate tax fees billed by Ernst & Young for professional services rendered to the Fund were approximately $5,178 and $4,950, respectively.

Fees included in the tax fees category comprise all services performed by professional staff in the independent accountant's tax division except those services related to the audits. This category comprises fees for tax return preparation, review of excise tax calculations and FIN 48 review.

There were no tax fees required to be approved pursuant to paragraph (c)(7)(ii) of Rule 201 of Regulation S-X during the fiscal years indicated above.

All other fees

In each of the fiscal years ended September 30, 2013 and September 30, 2012, there were no fees billed by Ernst & Young for products and services, other than the services reported above, rendered to the Fund.

Fees included in the "all other fees" category would consist of services related to internal control reviews, strategy and other consulting, financial information systems design and implementation, consulting on other information systems, and other tax services unrelated to the Fund.

There were no "all other fees" required to be approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X during the fiscal years indicated above.

Pre-approval policies and procedures

The Audit Committee Charter contains the Audit Committee's pre-approval policies and procedures. Reproduced below is an excerpt from the Audit Committee Charter regarding pre-approval policies and procedures:

To carry out its purposes, the Audit Committee shall have the following duties and powers:

(a) To pre-approve the engagement of, and to recommend to the Board the engagement, retention or termination of, the independent auditors to provide audit, review or attest services to the Fund, and, in connection therewith, to review and evaluate the capabilities and independence of the auditors, and receive the auditors' specific representations as to their independence. In evaluating the auditor's qualifications, performance and independence, the Committee must, among other things, obtain and review a report by the auditors, at least annually, describing the following items: (i) all relationships between the independent auditors and the Fund, as well as with the Fund's investment advisor or any control affiliate of the investment advisor that provides ongoing services to the Fund; (ii) any material issues raised by the most recent internal quality control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) the audit firm's internal quality control procedures.

(b) To pre-approve all non-audit services to be provided to the Fund by the independent auditors when, without such pre-approval, the auditors would not be independent of the Fund under applicable federal securities laws, rules or auditing standards.

(c) To pre-approve all non-audit services to be provided by the Fund's independent auditors to the Fund's investment advisor or to any entity that controls, is controlled by or is under common control with the Fund's investment advisor ("advisor affiliate") and that provides ongoing services to the Fund, when, without such pre-approval by the Committee, the auditors would not be independent of the Fund under applicable federal securities laws, rules or auditing standards.

(d) To establish, if deemed necessary or appropriate as an alternative to Committee pre- approval of services to be provided by the independent auditors as required by paragraphs (b) and (c) above, policies and procedures to permit such services to be pre-approved by other means, such as by action of a designated member or members of the Committee, subject to subsequent Committee review or oversight.

(e) To consider whether the non-audit services provided by the Fund's independent auditor to the Fund's investment advisor or any advisor affiliate that provides on-going services to the Fund, which services were not pre-approved by the Committee, are compatible with maintaining the auditors' independence.

Aggregate non-audit fees

For the fiscal years ended September 30, 2013 and September 30, 2012, the aggregate non-audit fees billed by Ernst & Young of $181,253 and $184,022, respectively, included non-audit services rendered on behalf of the Fund of $8,128 and $8,650, respectively, and non-audit services rendered on behalf of the Fund's Advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor) and any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Fund of $173,125 and $175,372, respectively.

The Audit Committee has considered whether the provision of non-audit services that were rendered to the Advisor (not including any sub-advisor whose role is primarily portfolio management and is subcontracted with or overseen by another investment advisor), and any entity controlling, controlled by, or under common control with the Advisor that provides ongoing services to the Fund that were not pre-approved pursuant to paragraph (c)(7)(ii) of Rule 2-01 of Regulation S-X is compatible with maintaining Ernst & Young's independence.

Additional information about the Board of Directors

The Board of the Fund meets in person at least four times each year. At each in-person meeting, the Independent Directors meet in executive session to discuss matters outside the presence of the Advisor. In addition, the Board holds special telephonic meetings throughout the year and the Independent Directors also discuss other matters on a more informal basis at other times.

The Board of Directors (the "Board") of the Fund met nine times during the fiscal year ended September 30, 2013. Each Director attended 75% or more of the Board meetings during the last fiscal year. In addition, no Directors attended less than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees on which such Director served during the fiscal year ended September 30, 2013.

The Fund's Directors are not required to attend the Fund's annual meetings. All five of the then current Directors attended the annual meeting of shareholders in 2012.

The Board of Directors of the Fund is responsible for establishing the Fund's policies and for overseeing the management of the Fund. The Board of Directors elects the officers of the Fund, who, along with third party service providers, are responsible for administering the day-to-day operations of the Fund. The Board of Directors of the Fund is comprised entirely of Independent Directors that are not considered to be "interested persons" by reason of their relationship with UBS Global AM or otherwise as defined under the 1940 Act. Frank K. Reilly, an Independent Director, is Chairman of the Board. As Chairman of the Board, Mr. Reilly approves agendas for Board meetings and generally facilitates communication and coordination among the Independent Directors and between the Independent Directors and the Advisor. Mr. Reilly also acts as liaison between the Fund's Chief Compliance Officer and the Independent Directors with respect to compliance matters between scheduled Board meetings.

The Board has three standing committees, an Audit Committee, a Performance Committee and the Nominating Committee. As described below, through these Committees, the Independent Directors have direct oversight of the Fund's accounting and financial reporting policies, historical and ongoing performance, the selection and nomination of candidates to the Fund's Board and the Fund's governance procedures.

The Fund's Audit Committee is responsible for, among other things: (i) selecting, overseeing and setting the compensation of the Fund's independent registered public accounting firm; (ii) overseeing the Fund's accounting and financial reporting policies and practices, its internal controls and, as appropriate, the internal controls of certain service providers; (iii) overseeing the quality and objectivity of the Fund's financial statements and the independent audits thereof; and (iv) acting as a liaison between the Fund's independent registered public accounting firm and the full Board of Directors. A copy of the Audit Committee Charter was included as an appendix to the 2011 proxy statement. In fulfilling its duties, the Audit Committee has: (a) reviewed and discussed the Fund's audited financial statements with UBS Global AM; (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received certain written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and discussed the independent auditors' independence with them; and (d) based upon its review of the above, recommended to the Board that the Fund's audited financial statements be included in the Fund's annual report to shareholders for the fiscal year ended September 30, 2012. It is anticipated the Audit Committee will conduct similar discussions and review for the fiscal year ended September 30, 2013. The Audit Committee currently consists of Mmes. Cepeda and Smith and Messrs. Reilly, Roob, Thomas and Murphy, none of whom have any relationship to the Fund that may interfere with the exercise of their independence from the Advisor or the Fund and each of whom is independent as defined under listing standards of the NYSE applicable to closed-end funds. Each member of the Fund's Audit Committee is also a member of a similar committee established by the boards of certain other investment companies for which UBS Global AM or an affiliate serves as investment advisor, sub-advisor or manager. The Audit Committee met five times during the fiscal year ended September 30, 2013.

The Fund's Performance Committee has the responsibility, among other things, to: (i) review quarterly reports on the investment performance of the Fund; (ii) review the investment performance benchmarks and peer group comparisons and any proposed changes to such benchmarks or peer groups for the Fund; (iii) review and consider proposed changes to investment objectives and strategies and the use of new financial instruments for the Fund; and (iv) review the kind, scope and format of, and the time periods covered by, the investment performance data and related reports. The Performance Committee currently consists of Ms. Smith, Mr. Murphy and Mr. Reilly, none of whom have any relationship to the Fund that may interfere with the exercise of their independence from the Advisor or the Fund. Each member of the Fund's Performance Committee is also a member of a similar committee established by the boards of certain other investment companies for which UBS Global AM or an affiliate serves as investment advisor or manager. The Performance Committee met three times during the fiscal year ended September 30, 2013.

The Board's Nominating Committee also acts pursuant to a written charter ("Nominating, Compensation and Governance Committee Charter"). The Nominating Committee is responsible for, among other things, selecting, evaluating and recommending to the Board candidates to be nominated as additional Independent Directors of the Board, periodically reviewing the composition of the Board, periodically reviewing Board governance procedures and recommending any appropriate changes thereto and periodically reviewing the compensation structure for Independent Directors. A copy of the Nominating, Compensation and Governance Committee Charter is included as Appendix A. The Nominating Committee currently consists of Mmes. Cepeda and Smith and Messrs. Reilly, Roob, Thomas and Murphy, none of whom is an "interested person" for purposes of the 1940 Act, and all of whom are independent as defined under listing standards of the NYSE applicable to closed-end funds. The Nominating Committee met three times during the fiscal year ended September 30, 2013.

In nominating candidates, the Nominating Committee believes that no specific qualifications or disqualifications are controlling or paramount, or that specific qualities or skills are necessary for each candidate to possess. In identifying and evaluating nominees for Director, the Nominating Committee takes into consideration such factors as it deems appropriate. These factors may include: (i) whether or not the person is an "interested person" as defined in the 1940 Act, meets the applicable independence and experience requirements of the NYSE and is otherwise qualified under applicable laws and regulations to serve as a member of the Board; (ii) whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, UBS Global AM, other Fund service providers or their affiliates; (iii) whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board member; (iv) the person's judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight; (v) the interplay of the candidate's experience with the experience of other Board members; and (vi) the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

While the Nominating Committee is solely responsible for the selection and recommendation to the Board of Board candidates, the Nominating Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among those board members who are independent board members. A Qualifying Fund Shareholder is a shareholder that: (i) owns of record, or beneficially through a financial intermediary, 1/2 of 1% or more of the Fund's outstanding shares and

(ii) has been a shareholder of at least 1/2 of 1% of the Fund's total outstanding shares for 12 months or more prior to submitting the recommendation to the Nominating Committee. In order to recommend a nominee, a Qualifying Fund Shareholder should send a letter to Adela Cepeda, the chairperson of the Nominating Committee, care of Mark Kemper, Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. The Qualifying Fund Shareholder's letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee's resume or curriculum vitae.

The Qualifying Fund Shareholder's letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Nominating Committee may also seek such additional information about the nominee as it considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of board members.

The Board also at times creates other committees of Board members to assist in the evaluation of specific matters. The Independent Directors have also engaged independent legal counsel, and have from time to time engaged consultants and other advisors to assist them in performing their oversight responsibilities.

Shareholders may send other communications to the Board by sending a letter to the chairman of the Board of Directors, Mr. Frank K. Reilly, care of Mark Kemper, Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. The chairman of the Board of Directors will relay shareholder communications to the other Board members.

The Board believes that the existing Board structure for the Fund is appropriate because it allows the Independent Directors to exercise independent judgment in evaluating the governance of the Fund and performance of the Fund's service providers.

Board oversight of risk management

The Board, as a whole, considers risk management issues as part of its general oversight responsibilities throughout the year at regular board meetings, through regular reports that have been developed by Fund management and the Advisor. These reports address certain investment, valuation and compliance matters. The Board also may receive special written reports or presentations on a variety of risk issues, either upon the Board's request or upon the initiative of the Advisor, including discussions with the Advisor's Chief Risk Officer. In addition, the Audit Committee of the Board meets at least annually with the Advisor's internal audit group to discuss the results of the internal audit group's examinations of the functions and processes of UBS Global AM that affect the Fund and to be advised regarding the internal audit group's plans for upcoming audits.

With respect to investment risk, the Board receives regular written reports describing and analyzing the investment performance of the Fund. The Board discusses these reports and the performance of the Fund and investment risks with the Advisor at the Board's regular meetings. To the extent that the Advisor seeks to change the Fund's investment strategy that may have a material impact on the Fund's risk profile or invest in a new type of security or instrument, the Board generally is provided information on such proposed changes for the Board's approval.

With respect to valuation, the Advisor provides regular written reports to the Board that enables the Board to monitor fair valued securities in the Fund. Such reports also include information concerning illiquid securities held by the Fund. In addition, the Audit Committee reviews valuation procedures and pricing results with the Fund's independent registered public accounting firm in connection with such Committee's review of the results of the audit of the Fund's year-end financial statements.

With respect to compliance risks, the Board receives regular compliance reports prepared by the Advisor's compliance group and meets regularly with the Fund's Chief Compliance Officer ("CCO") to discuss compliance issues, including compliance risks. As required under SEC rules, the Independent Directors meet at least quarterly in executive session with the CCO, and the Fund's CCO prepares and presents an annual written compliance report to the Board. The Board adopts compliance policies and procedures for the Fund and receives information about the procedures in place for the Fund's service providers. The compliance policies and procedures are specifically designed to detect and prevent violations of the federal securities laws.

At the request of the Board, the Advisor also has provided presentations to the Board with respect to the Advisor's operational risk management.

Executive officers

Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board. None of the Fund's officers currently receive any compensation from the Fund. The executive officers of the Fund are:

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Joseph J. Allessie* Age: 48	Vice President and Assistant Secretary	Since 2005

Mr. Allessie is an executive director (since 2007) (prior to which he was a director (since 2005)) and deputy general counsel (since 2005) at UBS Global Asset Management (US) Inc. ("UBS Global AM (US)") and UBS Global AM (Americas) (collectively, "UBS Global AM—Americas region"). Mr. Allessie is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Rose Ann Bubloski* Age: 45	Vice President and Assistant Treasurer	Since 2011

Ms. Bubloski is a director (since 2012) (prior to which she was an associate director) and senior manager of the US mutual fund treasury administration department of UBS Global AM–Americas region. She was vice president at Cohen & Steers Capital Management, Inc. (investment manager) (from 2007 to 2008). She is vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mark E. Carver* Age: 50	President	Since 2010

Mr. Carver is a managing director and Head of Product Development and Management—Americas for UBS Global AM—Americas region (since 2008). In this role, he oversees product development and management for both wholesale and institutional businesses. He is a member of the Americas Management Committee (since 2008) and the Regional Operating Committee (since 2008). Prior to 2008, Mr. Carver held a number of product-related or sales responsibilities with respect to funds, advisory programs and separately managed accounts. Mr. Carver is president of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Thomas Disbrow* Age: 47	Vice President, Treasurer and Principal Accounting Officer	Since 2004 and 2006, respectively

Mr. Disbrow is a managing director (since 2011) (prior to which he was an executive director (since 2007)) and head of North Americas fund treasury (since 2011) of UBS Global AM—Americas region. Mr. Disbrow is a vice president and treasurer and/or principal accounting officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Michael J. Flook* Age: 48	Vice President and Assistant Treasurer	Since 2006

Mr. Flook is a director (since 2010) (prior to which he was an associate director (since 2006)) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Mr. Flook is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Christopher S. Ha* Age: 33	Vice President and Assistant Secretary	Since 2012

Mr. Ha is a director and associate general counsel (since 2012) at UBS Global AM—Americas region. Prior to joining UBS Global AM—Americas region, Mr. Ha was of counsel at Buhler, Duggal & Henry LLP (law firm) (from March 2012 to July 2012) and an associate attorney at Dechert LLP (law firm) (from 2007 to 2009). Mr. Ha is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Mark F. Kemper** Age: 55	Vice President and Secretary	Since 1999

Mr. Kemper is a managing director (since 2006) and head of the legal department of UBS Global AM—Americas region (since 2004). He has been secretary of UBS Global AM—Americas region (since 2004), secretary of UBS Global Asset Management Trust Company (since 1993) and secretary of UBS AM Holdings (USA) Inc. (since 2001). Mr. Kemper is vice president and secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Joanne M. Kilkeary* Age: 45	Vice President and Assistant Treasurer	Since 2006

Ms. Kilkeary is an executive director (since 2012) (prior to which she was a director (since 2008)) and a senior manager (since 2004) of the US mutual fund treasury administration department of UBS Global AM—Americas region. Ms. Kilkeary is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Tammie Lee* Age: 42	Vice President and Assistant Secretary	Since 2005

Ms. Lee is an executive director (since 2010) (prior to which she was a director (since 2005)) and associate general counsel of UBS Global AM—Americas region. Ms. Lee is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Joseph McGill* Age: 51	Vice President and Chief Compliance Officer	Since 2004

Mr. McGill is managing director (since 2006) and chief compliance officer (since 2003) at UBS Global AM—Americas region. Mr. McGill is a vice president and chief compliance officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Nancy D. Osborn* Age: 47	Vice President and Assistant Treasurer	Since 2007

Mrs. Osborn is a director (since 2010) (prior to which she was an associate director) and a senior manager of the US mutual fund treasury administration department of UBS Global AM—Americas region (since 2006). Mrs. Osborn is a vice president and assistant treasurer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Eric Sanders* Age: 48	Vice President and Assistant Secretary	Since 2005

Mr. Sanders is a director and associate general counsel of UBS Global AM—Americas region (since 2005). Mr. Sanders is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Andrew Shoup* Age: 57	Vice President and Chief Operating Officer	Since 2006

Mr. Shoup is a managing director and global head of the fund treasury administration department of UBS Global AM—Americas region (since 2006). Mr. Shoup is also a director of UBS (IRL) Fund p.l.c. (since 2008). Mr. Shoup is a vice president and chief operating officer of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Keith A. Weller* Age: 52	Vice President and Assistant Secretary	Since 2004

Mr. Weller is an executive director and senior associate general counsel of UBS Global AM—Americas region (since 2005) and has been an attorney with affiliated entities since 1995. Mr. Weller is a vice president and assistant secretary of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

Name, address and age	Position(s) held with the Fund	Term of office† and length of time served	Principal occupation(s) during past 5 years
Mandy Yu* Age: 29	Vice President	Since March 2013

Ms. Yu is an authorized officer (since 2012) and tax compliance manager (since March 2013) of the US mutual fund treasury administration department of UBS Global AM—Americas region. She was a Fund Treasury Manager (from 2012 to March 2013) and a Mutual Fund Administrator (from 2007 to 2012) for UBS Global AM—Americas region. Ms. Yu is a vice president of 17 investment companies (consisting of 80 portfolios) for which UBS Global AM serves as investment advisor or manager.

†  Officers of the Fund are appointed by the Directors and serve at the pleasure of the Board.

*  This person's business address is 1285 Avenue of the Americas, New York, NY 10019-6028.

**  This person's business address is One North Wacker Drive, Chicago, IL 60606.

Ownership of shares

As of September 30, 2013, the following persons or entities were known by the Fund to be owners of more than 5% of the Fund's common stock. The Fund has no knowledge whether the record holdings reported below are also held beneficially.

Name and address of beneficial owner	Amount and nature of ownership	Percent of Fund
DTC PO Box 20 Bowling Green Stn New York, NY 10274	7,714,785 shares of common stock of the Fund	87.95%

Other than as set forth above, as of September 30, 2013, UBS Global AM does not know of any other person who owned of record or beneficially 5% or more of the common stock of the Fund.

Section 16(a) beneficial ownership reporting compliance

The Fund is not aware of any outstanding report required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934 by any Board member or officer.

Voting requirements

A majority of the shares outstanding and entitled to vote on October 11, 2013 represented in person or by proxy, must be present to establish a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present. Broker non-votes are shares registered in the name of a shareholder's broker in the Fund's books (as opposed to in a shareholder's own name) for which the broker indicates that instructions have not been received from the shareholders or other persons entitled to vote and for which the broker does not have discretionary voting authority. In the event that a quorum is not present at the annual meeting, shareholders present in person or the persons named as proxies may propose one or more adjournments of the annual meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the annual meeting in person or by proxy. If the meeting is adjourned, notice need not be given of the adjourned meeting at which the adjournment is taken. Upon the adjournment of the meeting, the Fund may transact any business at later meetings which might have been transacted at the original meeting.

The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions on your executed proxy card, your shares will be voted FOR each of Proposals 1 through 5 and any Sub-Proposals therein, and, in the proxies' discretion, either FOR or AGAINST any other business that may properly arise at the annual meeting, including questions of adjournment. You may revoke any proxy card by attending the annual meeting in person, giving another proxy or submitting a written notice of revocation to Mark Kemper, the Fund's Secretary, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. Unless you are attending the annual meeting in person, to be effective, your revocation must be received by the Fund prior to the meeting and must indicate your name and account number. If you attend the annual meeting in person you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given. If your shares are held by your bank or broker, then in order to vote in person at the annual meeting, you will need to obtain a "Legal Proxy" from your bank or broker and present it to the Inspector of Election at the meeting.

As of the record date, October 11, 2013, the Fund had 8,775,665 shares of common stock outstanding. The solicitation of proxies, the cost of which will be borne by the Fund, will be made by mail primarily but also may include telephone and oral communications by regular employees of UBS Global AM, who will not receive any compensation therefor from the Fund. Each full share of the Fund outstanding is entitled to one vote, and each fractional share of the Fund outstanding is entitled to a proportionate share of one vote. The Fund has made arrangements with Georgeson Inc. to assist with solicitation of proxies, as described in the section entitled, "Solicitation of Proxies."

Shareholder proposals

The Fund anticipates mailing this proxy statement on or about October 25, 2013. In addition, the Fund anticipates that its next annual meeting of shareholders will be held on or around the same date next year. Any shareholder who wishes to submit proposals for inclusion in the Fund's proxy statement and proxy card to be considered at the Fund's 2014 annual meeting of shareholders should send such proposals to Mark Kemper, the Secretary of the Fund, at UBS Global Asset Management (Americas), Inc., One North Wacker Drive, Chicago, Illinois 60606. In order for such proposals to be included in the Fund's proxy statement and proxy card relating to the 2014 annual meeting of shareholders, shareholder proposals must be received by the Fund no later than June 27, 2014 and must satisfy other requirements of the federal securities laws. Submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement. A shareholder who wishes to make a proposal at the Fund's 2014 annual shareholders' meeting without including the proposal in the Fund's proxy statement and proxy card must notify the Fund of such proposal by directing such notice to the Secretary of the Fund at the address set forth above by no later than September 10, 2014. If a shareholder fails to give notice to the Fund by this date, then the persons named as proxies in the proxies solicited by the Board for the 2014 annual meeting of shareholders may exercise discretionary voting power with respect to any such proposal.

Solicitation of Proxies

Your vote is being solicited by the Directors of the Fund. The cost of soliciting these proxies will be borne by the Fund. The Fund reimburses brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute proxies.

In addition, the Fund has made arrangements with a professional proxy solicitation firm, Georgeson Inc., to assist with the solicitation of proxies. The Fund anticipates that the cost of retaining Georgeson Inc. will be approximately $50,000, plus expenses. Georgeson Inc. has informed the Fund that it intends to employ approximately 40 persons to solicit proxies.

The Fund expects that the solicitation will be primarily by mail, but also may include telephone, telecopy, electronic, oral, or other means of communication. If the Fund does not receive your proxy by a certain time you may receive a telephone call from a proxy soliciting agent asking you to vote.

Other business

UBS Global AM knows of no business to be presented at the meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund.

By order of the Board of Directors,

Mark F. Kemper
Vice President and Secretary

October 25, 2013

It is important that you execute and return your proxy promptly.

Appendix A

NOMINATING, COMPENSATION AND GOVERNANCE COMMITTEE CHARTER

I.  The Committee.

The Nominating, Compensation and Governance Committee (the "Committee") is a committee of, and established by, the Board of Trustees/Directors (the "Board") of each of the entities listed on Schedule A hereto (each a "Fund"). The Committee consists of such number of members as set by the Board from time to time and its members shall be selected by the Board. The Committee shall be comprised entirely of "independent members." For purposes of this Charter, independent members shall mean members who are not interested persons of the Fund ("Disinterested Board members") as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act").

II.  Board Nominations and Functions.

1.  The Committee shall make recommendations for nominations for Disinterested Board members on the Board to the incumbent Disinterested Board members and to the full Board. The Committee shall evaluate candidates' qualifications for Board membership and the independence of such candidates from the Fund's investment advisors and other principal service providers. Persons selected must be independent in terms of both the letter and the spirit of the 1940 Act. The Committee shall also consider the effect of any relationships beyond those delineated in the 1940 Act that might impair independence, e.g., business, financial or family relationships with investment advisors or service providers.

2.  The Committee also shall evaluate candidates' qualifications and make recommendations for "interested" members on the Board to the full Board.

3.  The Committee may consider the factors listed in Schedule B to evaluate candidates for membership on the Board. The Committee also may from time to time establish specific requirements and/or additional factors to be considered for Board candidates as it deems necessary or appropriate.

4.  The Committee shall periodically review Board governance procedures and shall recommend any appropriate changes to the full Board.

5.  The Committee shall periodically review the composition of the Board to determine whether it may be appropriate to add individuals with backgrounds or skill sets that differ from those of the members currently on the Board.

6.  The Committee shall periodically review Disinterested Board member compensation and shall recommend any appropriate changes to the Disinterested Board members as a group.

7.  The Committee shall review recommendations from Qualifying Fund Shareholders (as defined in Schedule B) for nominations to fill vacancies on the Board if such recommendations are submitted in accordance with the procedures described in Schedule B.

III.  Committee Nominations and Functions.

1.  The Committee shall make recommendations to the full Board for nomination for membership on all committees of the Board and shall review committee assignments at least annually.

2.  The Committee shall review as necessary the responsibilities of any committees of the Board, whether there is a continuing need for each committee, whether there is a need for additional committees of the Board, and whether committees should be combined or reorganized. The Committee shall make recommendations for any such action to the full Board.

IV.  Other Powers and Responsibilities.

1.  The Committee shall meet as often as it deems appropriate.

2.  The Committee shall have the resources and authority appropriate to discharge its responsibilities, including authority to retain special counsel and other experts or consultants at the expense of the Fund.

3.  The Committee shall report its activities to the Board and make such recommendations as the Committee may deem necessary or appropriate.

4.  A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee. The Committee may meet in person or by telephone, and a majority of the members of the Committee may act by written consent to the extent not inconsistent with the Fund's by-laws. In the event of any inconsistency between this Charter and the Fund's organizational documents, the provisions of the Fund's organizational documents shall be given precedence.

5.  The Committee shall review this Charter at least annually and recommend any changes to the full Board.

Schedule A

The UBS Funds
UBS Relationship Funds
SMA Relationship Trust
Fort Dearborn Income Securities, Inc.

Schedule B

NOMINATION AND APPOINTMENT POLICY

1.  The Committee believes that it is in the best interests of the Fund and its shareholders to obtain highly-qualified candidates to serve as members of the Board.

2.  In nominating candidates, the Committee believes that no specific qualifications or disqualifications are controlling or paramount, or that specific qualities or skills are necessary for each candidate to possess. The Committee shall take into consideration such factors as it deems appropriate. These factors may include:

•  whether or not the person is an "interested person" as defined in the 1940 Act, meets the independence and experience requirements applicable to closed-end funds as they may be adopted and modified from time to time by the New York Stock Exchange and is otherwise qualified under applicable laws and regulations to serve as a member of the Board;

•  whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with Fund management, the investment advisor and/or sub-advisors of the Fund, Fund service providers or their affiliates;

•  whether or not the person is willing to serve, and willing and able to commit the time necessary for the performance of the duties of a Board member;

•  the person's judgment, skill, diversity and experience with investment companies and other organizations of comparable purpose, complexity and size and subject to similar legal restrictions and oversight;

•  the interplay of the candidate's experience with the experience of other Board members; and

•  the extent to which the candidate would be a desirable addition to the Board and any committees thereof.

3.  While the Committee is solely responsible for the selection and recommendation to the Board of Board candidates, the Committee will consider nominees recommended by Qualifying Fund Shareholders if a vacancy occurs among those Board members who are Independent Board Members. A Qualifying Fund Shareholder is a shareholder that: (i) owns of record, or beneficially through a financial intermediary, 1/2 or 1% or more of the Fund's outstanding shares and (ii) has been a shareholder of 1/2 of 1% of the Fund's total outstanding shares for 12 months or more prior to submitting the recommendation to the Committee. Such recommendations shall be directed to the Secretary of the Fund at such address as is set forth in the Fund's disclosure documents. The Qualifying Fund Shareholder's letter should include: (i) the name and address of the Qualifying Fund Shareholder making the recommendation; (ii) the number of shares of each class and series of shares of the Fund which are owned of record and beneficially by such Qualifying Fund Shareholder and the length of time that such shares have been so owned by the Qualifying Fund Shareholder; (iii) a description of all arrangements and understandings between such Qualifying Fund Shareholder and any other person or persons (naming such person or persons) pursuant to which the recommendation is being made; (iv) the name and address of the nominee; and (v) the nominee's resume or curriculum vitae. The Qualifying Fund Shareholder's letter must be accompanied by a written consent of the individual to stand for election if nominated for the Board and to serve if elected by shareholders. The Committee may also seek such additional information about the nominee as it considers appropriate, including information relating to such nominee that is required to be disclosed in solicitations or proxies for the election of Board members.

Fort
Dearborn Income
Securities, Inc.

Proxy
statement

Fort
Dearborn Income
Securities, Inc.

Notice of
annual meeting
to be held on
December 6, 2013
and
proxy statement

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting One North Wacker Drive, 38th Floor Chicago, Illinois on December 6, 2013

Please detach at perforation before mailing.

PROXY	FORT DEARBORN INCOME SECURITIES, INC.	PROXY
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD DECEMBER 6, 2013
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF THE FUND

The undersigned hereby appoints as proxies, Joseph J. Allessie and Tammie Lee, and each of them (with full power of substitution) to represent the undersigned and to vote for the undersigned all shares of common stock of the undersigned at the aforesaid meeting and any adjournment or postponement thereof with all the power the undersigned would have if personally present.  The shares represented by this proxy will be voted as instructed.

IF NO INSTRUCTIONS ARE RECEIVED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE “FOR ALL” OF THE NOMINEES IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3(a)-3(b), 4, AND 5(a)-5(d).  ADDITIONALLY, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXYHOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FORT DEARBORN INCOME SECURITIES, INC.

Note:  Signature(s) should be exactly as name or names appearing on this proxy.  If shares are held jointly, either holder should sign.  If signing is by attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title unless it is reflected in the form of registration.

Signature	(Title or Authority)

Signature (if held jointly)	(Title or Authority)

Date	FDI_25035_101813

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please detach at perforation before mailing.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3(a)-3(b), 4, AND 5(a)-5(d).

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS IN THIS EXAMPLE:

1.	Election of Directors.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT

	01. Adela Cepeda	02. John J. Murphy	03. Frank K. Reilly	☐	☐	☐
	04. Edward M. Roob	05. Abbie J. Smith	06. J. Mikesell Thomas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the nominee’s number on the line provided below.

				FOR	AGAINST	ABSTAIN

2.	Proposal to amend the fundamental investment policy related to investment grade debt.			☐	☐	☐

3.	Proposal to amend the fundamental investment restrictions related to:
	(a) borrowing; and			☐	☐	☐
	(b) senior securities.			☐	☐	☐

4.	Proposal to amend the fundamental investment restriction related to commodities.			☐	☐	☐

5.	Proposal to eliminate the fundamental investment restrictions related to:
	(a) the mortgaging, hypothecating, or pledging of assets;			☐	☐	☐
	(b) securities on margin;			☐	☐	☐
	(c) short sales and short positions; and			☐	☐	☐
	(d) options.			☐	☐	☐

YOUR VOTE IS IMPORTANT.  Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

FDI_25035_101813